UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1692300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Harry A. Wolin, Esq.

Senior Vice President, General Counsel and Secretary

Advanced Micro Devices, Inc.

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(408) 749-4000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 Par Value	23,000,000	$6.665	$153,295,000	$17,567.61

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($6.85) and low ($6.48) sale prices of the common stock, as reported on the New York Stock Exchange on May 10, 2012.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the plan are exercised or restricted stock units granted under the plan vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8:

•

This registration statement is filed solely to register an additional 23,000,000 shares of our common stock reserved for issuance under our 2004 Equity Incentive Plan, which increase was approved by our Board of Directors on March 14, 2012 and our stockholders on May 10, 2012; and

•

The contents of our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on May 13, 2004, our registration statement on Form S-8 (File No. 333-134853) filed with the SEC on June 8, 2006, our registration statement on Form S-8 (File No. 333-159367) filed with the SEC on May 20, 2009 and our registration statement on Form S-8 (File No. 333-166616) filed with the SEC on May 7, 2010 are incorporated by reference herein.

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (File No. 001-07882):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 24, 2012, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2012 Annual Meeting of Stockholders, filed with the SEC on March 15, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 9, 2012;

•	Our Current Report on Form 8-K filed with the SEC on February 7, 2012;

•	Our Current Report on Form 8-K filed with the SEC on February 16, 2012;

•	Our Current Report on Form 8-K filed with the SEC on March 5, 2012;

•	Our Amended Current Report on Form 8-K/A filed with the SEC on May 3, 2012;

•	Our Current Report on Form 8-K filed with the SEC on May 11, 2012;

•	Our Current Report on Form 8-K filed with the SEC on May 15, 2012;

•

The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on September 14, 1979, including any subsequently filed amendments and reports updating such description; and

•

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Information that we file later with the SEC will automatically update and supersede this information.

Item 8.	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 15th day of May, 2012.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Thomas J. Seifert
Thomas J. Seifert
Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rory P. Read and Thomas J. Seifert, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rory P. Read	President and Chief Executive Officer (Principal	May 15, 2012
Rory P. Read	Executive Officer), Director

/s/ Thomas J. Seifert	Senior Vice President, Chief Financial Officer	May 15, 2012
Thomas J. Seifert	(Principal Financial and Accounting Officer)

/s/ W. Michael Barnes	Director	May 15, 2012
W. Michael Barnes

/s/ John E. Caldwell	Director	May 15, 2012
John E. Caldwell

/s/ Henry WK Chow	Director	May 15, 2012
Henry WK Chow

/s/ Bruce L. Claflin	Chairman of the Board	May 15, 2012
Bruce L. Claflin

/s/ Craig A. Conway	Director	May 15, 2012
Craig A. Conway

/s/ Nicholas M. Donofrio	Director	May 15, 2012
Nicholas M. Donofrio

/s/ H. Paulett Eberhart	Director	May 15, 2012
H. Paulett Eberhart

/s/ Waleed Al Mokarrab Al Muhairi	Director	May 15, 2012
Waleed Al Mokarrab Al Muhairi

/s/ Robert B. Palmer	Director	May 15, 2012
Robert B. Palmer

INDEX TO EXHIBITS

EXHIBIT

5.1	Opinion of Latham & Watkins LLP.

10.1	Advanced Micro Devices, Inc. Fourth Amended and Restated 2004 Equity Incentive Plan.(1)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).

(1)	Incorporated by reference to Advanced Micro Devices, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2012.

4